Form 201		
Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $300	Certificate of Formation For-Profit Corporation	Filed in the Office of the Secretary of State of Texas Filing #: 801137563 06/22/2009 Document #: 263100570002 Image Generated Electronically for Web Filing

Article 1 - Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

Pico Energy Services, Inc.

The name must contain the word "corporation," "company," "incorporated," "limited," or an abbreviation of one of these terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

Article 2 – Registered Agent and Registered Office

☐ A. The initial registered agent is an organization (cannot be corporation named above) by the name of:

OR

☑ B. The initial registered agent is an individual resident of the state whose name is set forth below:

Name:
Michael D Noonan

C. The business address of the registered agent and the registered office address is:

Street Address:
6700 Sangiacomo Cove Austin TX 78759

Article 3 - Directors

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are set forth below:

Director 1: **George M Griffith**

Address: **9516 Hopeland Drive Austin TX, USA 78749**

Director 2: **Christopher Wilder**

Address: **8104 Beauregard Drive Volente TX, USA 78641**

Director 3: **Michael Hathaway**

Address: **2406A Southland Drive Austin TX, USA 78704**

Article 4 - Authorized Shares

The total number of shares the corporation is authorized to issue and the par value of each of such shares, or a statement that such shares are without par value, is set forth below.

Number of Shares	Par Value (must choose and complete either A or B)	Class	Series
10,000,000	☐ A. has a par value of $ ☑ B. without par value.		

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, and the par value (or statement of no par value), of each class. If shares of a class are to be issued in series, you must provide the designation of each series. The preferences, limitations, and relative rights of each class or series must be stated in space provided for supplemental information.

Article 5 - Purpose

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be organized under the Texas Business Organizations Code.

Supplemental Provisions / Information

[The attached addendum, if any, is incorporated herein by reference.]

Effectiveness of Filing

☐ A. This document becomes effective when the document is filed by the secretary of state.

OR

☑ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is: **June 23, 2009**

Organizer

The name and address of the organizer is set forth below.

Michael Noonan **6700 Sangiacomo Cove, Austin TX 78759**

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Michael Noonan
Signature of organizer

FILING OFFICE COPY

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	**Certificate of Amendment**	This space reserved for office use. FILED In the Office of the Secretary of State of Texas NOV 04 2009 Corporations Section

Entity Information

The name of the filing entity is:

Pico Energy Services, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☒ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 801137563

The date of formation of the entity is: 6/23/2009

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Tiga Energy Services, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name | M.I. | Last Name | Suffix

C. The business address of the registered agent and the registered office address is:

TX

Street Address (No P.O. Box) | City | State | Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

____

____

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 11/2/2009

[signature]

President

Signature and title of authorized person(s) (see instructions)